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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File
No. 333-      ) of the following reports on our audits of the financial
statements and financial statement schedules of the following entities:

 .  Report dated January 22, 1998 for CNL American Properties Fund, Inc. (a
   Maryland corporation) and its subsidiary
 .  Report dated February 1, 1998 for CNL Income Fund, Ltd.
 .  Report dated February 2, 1998 for CNL Income Fund II, Ltd.
 .  Report dated January 31, 1998 for CNL Income Fund III, Ltd.
 .  Report dated January 26, 1998 for CNL Income Fund IV, Ltd.
 .  Report dated January 29, 1998 for CNL Income Fund V, Ltd.
 .  Report dated January 24, 1998 except as to Notes 3 and 12 for which the date is February 9, 1998 for CNL Income Fund VI, Ltd.
 .  Report dated January 15, 1998 for CNL Income Fund VII, Ltd.
 .  Report dated January 12, 1998 for CNL Income Fund VIII, Ltd.
 .  Report dated January 12, 1998 for CNL Income Fund IX, Ltd.
 .  Report dated January 14, 1998 for CNL Income Fund X, Ltd.
 .  Report dated January 16, 1998 for CNL Income Fund XI, Ltd.
 .  Report dated January 23, 1998 for CNL Income Fund XII, Ltd.
 .  Report dated January 21, 1998 for CNL Income Fund XIII, Ltd.
 .  Report dated January 20, 1998 for CNL Income Fund XIV, Ltd.
 .  Report dated January 19, 1998 for CNL Income Fund XV, Ltd.
 .  Report dated January 26, 1998 for CNL Income Fund XVI, Ltd.
 .  Report dated February 4, 1998 for CNL Income Fund XVII, Ltd.
 .  Report dated February 4, 1998 for CNL Income Fund XVIII, Ltd.

We also consent to the reference to our firm under the Caption "Experts."


/s/ PRICEWATERHOUSECOOPERS LLP

March 11, 1999